Exhibit 23.3

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230 – 5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

January 14, 2010

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the use in this registration statement on Form S-3 of information contained in our reports for RAM Energy Resources, Inc., which appears in the December 31, 2008 annual report on Form 10-K/A of RAM Energy Resources, Inc. We also consent to reference to our firm in such registration statement.

/s/ William D. Harris III
William D. Harris III
Chief Executive Officer

/s/ Forrest A. Garb & Associates, Inc.
Forrest A. Garb & Associates, Inc.
Texas Registered Engineering Firm F-629
Dallas, Texas
January 14, 2010